UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     August 14, 2013

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code	520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see the disclosure under Item 2.03 of this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2013, we issued a promissory note (the “Note”) to one non-US investor (the “Lender”) in the Principal Sum of $555,000 (the “Consideration”) plus accrued and unpaid interest and any other fees.  The Consideration is up to $500,000 (five hundred thousand dollars) payable by wire (there exists a $55,000 original issue discount (the “OID”)).  The Lender shall pay $150,000 of the Consideration upon closing of the Note.  The Lender may pay additional Consideration to us in such amounts and at such dates as the Lender may choose in its sole discretion, up to an additional $150,000 above the initial $150,000.  Thereafter, the Lender may pay additional Consideration to us only by mutual agreement up to a total Consideration of $500,000.  The Principal Sum due to the Lender will be prorated based on the Consideration actually paid by the Lender (plus an approximately 10% OID that is prorated based on the Consideration actually paid by the Lender as well as any other interest or fees) such that the we are only required to repay the amount funded and not any unfunded portion of the Note.

The Note matures one year from the delivery date of each payment and is the date upon which the Principal Sum of the Note, as well as any unpaid interest and other fees, shall be due and payable.  The Note may be convertible into shares of common stock of our company at any time from 180 days after the date of each payment of Consideration, at a conversion price which is 70% of the average of the three lowest closing prices in the 20 trading days previous to the conversion (in the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply).

We may repay the Note at any time on or before 90 days from the effective date of the Note with an interest rate of 0%, after which we may not make any further payments on the Note prior to the maturity date without written approval from the Lender.  If we elect not to repay the Note on or before 90 days from the effective date of the Note, a one-time interest charge of 12% will be applied to the Principal Sum.  Any interest payable is in addition to the OID.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Promissory Note dated August 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:  /s/ James Briscoe
James Briscoe, Director
Date:  August 14, 2013